Clients Turn to Bloggerwave to Save on Advertising

Press Release Source: Bloggerwave Inc. On Thursday February 18, 2010, 8:55 am EST

MOUNTAIN VIEW, CA--(Marketwire - 02/18/10) - Bloggerwave Inc. ("Bloggerwave") (OTC.BB:BLGW - News), a global leader in commercial blogging, is pleased to announce that it is capitalizing on the current global financial situation by attracting clients who are looking to save money on advertising.

Bloggerwave has been winning clients throughout the duration of the financial crisis as many companies have been forced to cut advertising budgets. Bloggerwave's innovative business model of spreading company messages through blogs is low cost, highly effective, and produces measurable results. The company reaches large international audiences through blogs and spreads clients' desired messages like lightning.

Bloggerwave has run campaigns involving Fortune 500 companies, using the Company's highly effective innovative technologies to gain additional reach. Blogging reaches where traditional advertising doesn't because it creates a consumer dialog that direct marketing through television or radio cannot achieve. Furthermore, clients recognize that social media optimization (using social media such as blogs to promote a company) has inherent advantages over traditional advertising in addition to cost savings. Promotion on blogs increases companies' search engine rankings, website hits and general "internet buzz."

"Bloggerwave continually develops new means of leveraging peer-to-peer communications to help companies gain credibility and trust among consumers -- something traditional advertising could never achieve," says Ulrik Thomsen, Director of Bloggerwave. "Blogs are considered unbiased opinions from trusted bloggers, not company-sponsored promotion. In addition, clients are attracted by our ability to provide clear measures of our results."

About Bloggerwave

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company's website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines -- and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Bloggerwave Inc. visit http://www.bloggerwaveinc.com/ or contact Stanley Wunderlich at (800) 625-2236 ext. 7770 or info@cfsg1.com.

Contact:

CONTACT

Stanley Wunderlich
Consulting For Strategic Growth 1, Ltd.
880 Third Ave, 6th Floor
New York NY 10022
Telephone: (800) 625-2236
Fax: (646) 205-7771
Email: info@cfsg1.com